                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by Registrant  [ X ]

Filed by Party other than the Registrant  [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 NOVAVAX, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid.

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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
                                  NOVAVAX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Novavax, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 9, 2000 at 10:00 a.m. at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. (the "Meeting") for the purpose of considering and voting upon the following matters:

         1. To elect three directors as a Class II directors to serve on the Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2003.

         2. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock ($.01 par value) by 20,000,000 from 30,000,000 to 50,000,000.

         3. To approve an amendment to the 1995 Novavax, Inc. Stock Option Plan increasing the number of shares of Common Stock authorized for issuance thereunder by 1,600,000 shares from 4,400,000 shares to 6,000,000 shares.

         4. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year ending December 31, 2000.

         5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

         The Board of Directors has fixed the close of business on Friday, March 17, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                        By Order of the Board of Directors

                                        David A. White,
                                        Secretary


March 31, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 NOVAVAX, INC.

                               8320 GUILFORD ROAD
                            COLUMBIA, MARYLAND 21046

                         ------------------------------
                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 9, 2000

                         ------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Novavax, Inc. ("Novavax" or the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 9, 2000 at 10:00 a.m. at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C., and at any adjournments thereof (the "Meeting"). The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report to Stockholders for the year ended December 31, 1999 are being mailed to stockholders on or about March 31, 2000.

                          VOTING PROCEDURE AND QUORUM

         The close of business on March 17, 2000 (the "Record Date") has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. The only class of stock of the Company entitled to vote at the Meeting is its common stock, $.01 par value (the "Common Stock"). Only the record holders of shares of the Common Stock at the close of business on the Record Date may vote at the Meeting. On the Record Date, there were 19,233,034 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each share entitles the holder to one vote on each of the matters to be voted upon at the Meeting.

         All properly executed Proxies will be voted in accordance with the instructions of the stockholder. If no contrary instructions have been indicated, the proxies will be voted in favor of proposals 1, 2, 3 and 4 set forth in the accompanying Notice of Meeting. The Board of Directors knows of no other matters to be presented for consideration at the Meeting. Stockholders may revoke Proxies at any time before they are exercised at the Meeting by (a) signing and submitting a later-dated Proxy to the Secretary of the Company, (b) written notice of revocation delivered to the Secretary of the Company or (c) voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present. At any adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally notified. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of March 17, 2000 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the current directors of the Company, (iii) the Chief Executive Officer and the other named executive officers of the Company during 1999 as identified in the "Summary Compensation Table" below, and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                     SHARES OF             PERCENT
                                                    COMMON STOCK           OF CLASS
BENEFICIAL OWNER                                 BENEFICIALLY OWNED       OUTSTANDING
-----------------                               --------------------     -------------

Mitchell J. Kelly..............................     2,443,001 (1)          12.6%
  265 E. 66th Street, #18C
  New York, NY 10021

Anaconda Opportunity Fund, L.P.................     2,353,862 (2)          12.2%
  730 Fifth Avenue
  New York, NY 10019

Edward B. and Jane E. Hager....................     1,330,324 (3)           6.8%
  Pinnacle Mountain Farms
  Lyndeboro, NH  03082

SAFECO Corporation.............................     1,250,000 (4)           6.4%
4333 Brooklyn Avenue, NE
Seattle, WA  98185

Stephen J. Morris..............................     1,104,790 (5)           5.7%
  66 Navesink Avenue
  Rumson, NJ  07760

Gary C. Evans..................................       116,625 (6)            *

J. Michael Lazarus, M.D........................        60,000 (7)            *

John O. Marsh, Jr..............................       214,000 (8)           1.1%

Michael A. McManus, Jr.........................        35,000 (9)            *

Denis M. O'Donnell, M.D........................       317,555 (10)          1.6%

John A. Spears.................................       138,334 (11)           *

Ronald H. Walker...............................        96,380 (12)           *

D. Craig Wright, M.D...........................       517,550 (13)          2.6%

Richard J. Harwood.............................             0                *

Donald J. MacPhee..............................        25,000 (14)           *

All executive officers and directors, as
  a group (10 Persons).........................     3,937,945 (15)         19.1%

--------------------------------

*     Less than 1% of the Common Stock outstanding.

(1) Includes 2,353,862 shares (listed below) beneficially owned by Anaconda Opportunity Fund, L.P., of which Mitchell J. Kelly, a director of the Company, is the general partner of the general partner. Also includes 70,000 shares that may be acquired by Mr. Kelly pursuant to options exercisable within 60 days of March 17, 2000.

(2) Includes 2,295,670 shares owned by Anaconda Opportunity Fund, L.P. and 58,192 shares that it may acquire pursuant to warrants exercisable within 60 days of March 17, 2000. Excludes shares directly owned by Mitchell J. Kelly, a director of the Company and the general partner of the general partner of Anaconda Opportunity Fund, L.P.

(3) As reported on two Schedules 13G dated February 10, 1999 and filed with the Securities and Exchange Commission by Edward B. Hager and Jane E. Hager, respectively, as adjusted by the amount of three subsequent sales of shares. Includes 335,000 shares and 70,000 shares which Dr. Hager and Mrs. Hager, respectively, may acquire pursuant to stock options exercisable within 60 days of March 17, 2000 and 27,418 shares owned of record by Mrs. Hager, as trustee for the benefit of their minor children.

(4) SAFECO Corporation's wholly-owned subsidiary, SAFECO Asset Management Company, is an investment advisor which holds these shares on behalf of two of its investment company clients: SAFECO Growth Fund, a series of SAFECO Common Stock Trust, which holds 700,000 shares of Common Stock and warrants exercisable within 60 days of March 17, 2000 to acquire an additional 175,000 shares and SAFECO RST Growth Portfolio, a series of the SAFECO Resource Series Trust, which holds 300,000 shares of Common Stock and warrants exercisable within 60 days of March 17, 2000 to acquire an additional 75,000 shares. SAFECO Corporation has shared voting power and investment discretion with SAFECO Asset Management Company with respect to all such shares.

(5) As reported on Schedule 13D dated March 18, 1996 and filed with the Securities and Exchange Commission by Stephen J. Morris and as supplemented by written disclosure to the Company. Mr. Morris has sole voting and investment power with respect to 969,900 shares and shared voting power with respect to 134,890 shares.

(6) Includes 30,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000. Also includes 12,500 shares owned of record by Mr. Evans as trustee of the Evans 1997 Trust and warrants to acquire an additional 3,125 shares owned of record by Mr. Evans as trustee of the Evans 1997 Trust that are exercisable within 60 days of March 17, 2000.

(7) Consists of 60,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000.

(8) Includes 210,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000.

(9) Includes 30,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000.

(10) Includes 286,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000 and 2,000 shares owned of record by Dr. O'Donnell, as custodian for the benefit of his minor children.

(11) Includes 133,334 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000.

(12) Includes 90,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000.

(13) Includes 451,024 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000.

(14) Consists of 25,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000.

(15) Includes 1,360,358 shares which may be acquired pursuant to stock options exercisable within 60 days of March 17, 2000. Also includes 61,317 shares which may be acquired pursuant to warrants exercisable within 60 days of March 17, 2000.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

         Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company's Board of Directors may consist of no fewer than three directors with the specific number to be authorized by the Board of Directors from time to time at its discretion. The Board of Directors is currently authorized to consist of eight members. The members of the Company's Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class II directors expire at this Meeting. The terms of the Class III and Class I directors will expire at the 2001 and 2002 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. Directors elected by the Board to fill vacancies or newly created directorships are to be assigned to classes by the Board so as to ensure, as nearly as possible, that each class consists of one-third of the total number of members of the Board. However, no existing director may be reclassified from one class to another and therefore the number of directors in each class may become temporarily imbalanced.

         Three directors are to be elected at this Meeting to fill the terms of the Class II directors that expire at this Meeting. The Board of Directors has designated Gary C. Evans, J. Michael Lazarus, M.D. and John O. Marsh, Jr. as nominees for reelection as a Class II directors of the Company at this Meeting. If elected to be Class II directors, such nominees will serve until the expiration of their terms at the Annual Meeting of Stockholders in 2003 and until their successors are elected and qualified. Messrs. Evans and Marsh and Dr. Lazarus are currently directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for a substitute nominee.

         The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

MEMBERS OF THE BOARD OF DIRECTORS

         The following table provides certain information with respect to the directors of the Company. Comparable information regarding the executive officers of the Company is provided in the Company's Annual Report on Form 10-K.

                         NOMINEES FOR CLASS II DIRECTOR

                                        DIRECTOR       PRINCIPAL OCCUPATION, OTHER BUSINESS
NAME                            AGE       SINCE        EXPERIENCE AND OTHER DIRECTORSHIPS
----                            ---       -----        ----------------------------------
Gary C. Evans                    43        1998        President, Chief Executive Officer
                                                       and a director of Magnum Hunter
                                                       Resources, Inc., an oil and gas
                                                       provider, since 1995 and Chairman
                                                       and Chief Executive Officer of all
                                                       Magnum Hunter Resources, Inc.
                                                       subsidiaries since their formation
                                                       or acquisition. In 1985, Mr. Evans
                                                       formed the predecessor company,
                                                       Hunter Resources, that was merged
                                                       into and formed Magnum Hunter
                                                       Resources, Inc. ten years later.
                                                       Vice President and Manager of the
                                                       Energy Division of the Southwestern
                                                       United States for Mercantile Bank of
                                                       Canada from 1981 to 1985. Credit
                                                       Manager and Credit Officer of
                                                       National Bank of Commerce (now
                                                       BancTexas, N.A.) from 1978 to 1981.
                                                       Director of Swanson Consulting
                                                       Services, Inc., a geological firm,
                                                       and Karts International, Inc., a
                                                       manufacturing company, and Trustee
                                                       of TEL Offshore Trust, an oil and
                                                       gas trust.

J. Michael Lazarus, M.D.         62        1995        Medical Director and Senior Vice
                                                       President, Fresenius Medical Care
                                                       North America, since 1996. Associate
                                                       Professor of Medicine at Harvard
                                                       Medical School from 1979 to 1996.
                                                       Senior Physician at the Brigham and
                                                       Women's Hospital from 1992 to 1996.
                                                       Practicing nephrologist at the
                                                       Brigham and Women's Hospital since
                                                       1971.

John O. Marsh, Jr.               73        1991        Visiting Professor, Virginia
                                                       Military Institute during 1998.
                                                       Chief Executive Officer of Novavax,
                                                       Inc. from July, 1996 to March, 1997
                                                       and Chairman of the Board of
                                                       Directors from July, 1996 to
                                                       February, 1997. Of Counsel to the
                                                       law firm of Hazel & Thomas, P.C.
                                                       from 1995 to 1996 and Member from
                                                       1990 through 1994. Chairman of the
                                                       Secretary of Defense Task Force on
                                                       Quality of Life since 1995. Chairman
                                                       of the Reserve Forces

                                                       Policy Board from 1989 to 1994.
                                                       Legislative Counsel to Secretary of
                                                       Defense, 1989. Secretary of the Army
                                                       from 1981 to 1989. Acting Assistant
                                                       Secretary of Defense for Special
                                                       Operations and Low Intensity
                                                       Conflict, 1988. Counsellor with
                                                       Cabinet rank to President Ford from
                                                       1974 to 1977. Assistant for National
                                                       Security Affairs to Vice President
                                                       Ford, 1974. Assistant Secretary of
                                                       Defense from 1973 to 1974. U.S.
                                                       Representative in Congress from the
                                                       Seventh District of Virginia from
                                                       1963 to 1971 and member of
                                                       Appropriations Committee from 1965
                                                       to 1971. Director of DynPort LLC, a
                                                       vaccine development firm.


                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

                                        DIRECTOR       PRINCIPAL OCCUPATION, OTHER BUSINESS
NAME                            AGE       SINCE        EXPERIENCE AND OTHER DIRECTORSHIPS
----                            ---       -----        ----------------------------------
Denis M. O'Donnell, M.D.         46        1998        Vice Chairman of the Board of
                                                       Directors of Novavax, Inc. since
                                                       June, 1999. General Partner at
                                                       Seaside Partners, LP, a private
                                                       equity limited partnership, since
                                                       1997. Senior Advisor to Novavax from
                                                       1997 to 1998. President of Novavax
                                                       from 1995 to 1997. Vice President,
                                                       Business Development of Novavax from
                                                       1992 to 1995. Vice President of IGI,
                                                       Inc. from 1991 to 1995. Director of
                                                       the Clinical Research Center of
                                                       MTRA, Inc., a provider of contract
                                                       pharmaceutical research, from 1986
                                                       to 1991. Director of ELXSI
                                                       Corporation, Bell National
                                                       Corporation and Columbia
                                                       Laboratories, Inc.

Ronald H. Walker                 62        1995        Chairman of the Board of Directors
                                                       of Novavax, Inc. since March, 1998.
                                                       Senior Partner/Managing Director of
                                                       Korn/Ferry International, an
                                                       executive search firm from 1978 to
                                                       1999. President of Ron Walker &
                                                       Associates, Inc., a full service
                                                       consulting company from 1977 to
                                                       1978. Associate Director and
                                                       Tournament Director of World
                                                       Championship Tennis from 1975 to
                                                       1977. Director of the National Park
                                                       Service from 1972 to 1975. Special
                                                       Assistant to the President of the
                                                       United States from 1969 to 1972.



                  DIRECTORS CONTINUING AS CLASS III DIRECTORS

                                        DIRECTOR       PRINCIPAL OCCUPATION, OTHER BUSINESS
NAME                            AGE       SINCE        EXPERIENCE AND OTHER DIRECTORSHIPS
----                            ---       -----        ----------------------------------
Mitchell J. Kelly                40        1997        Chairman of the Board, Chief
                                                       Executive Officer and Managing
                                                       Member of Anaconda Capital
                                                       Management, L.L.C. since 1995.
                                                       Interim President and Chief
                                                       Executive Officer of Novavax from

                                                       September, 1998 to May, 1999.
                                                       Managing General Partner of Anaconda
                                                       Capital, L.P. (the General Partner
                                                       of Anaconda Opportunity Fund, L.P.)
                                                       since 1993. Managing General Partner
                                                       of Gallatin Partners, L.P., from
                                                       1995 to 1996. General Partner of
                                                       Junction Partners from 1990 to 1995.
                                                       President of Junction Advisors, Inc.
                                                       from 1992 to 1995. Vice President of
                                                       Junction Advisors, Inc. from 1988 to
                                                       1992 and various other positions
                                                       with the predecessor to Junction
                                                       Advisors, Inc. from 1985 to 1988.

Michael A. McManus, Jr.          57        1998        President, Chief Executive Officer
                                                       and Director of Misonix, Inc., a
                                                       developer, manufacturer and marketer
                                                       of medical, scientific and
                                                       industrial ultrasonic and air
                                                       pollution systems, since 1998.
                                                       President and Chief Executive
                                                       Officer of N.Y. Bancorp from 1990 to
                                                       1998. Vice President of Strategic
                                                       Planning and Corporate Counsel of
                                                       Pfizer Inc. from 1985 to 1990.
                                                       Assistant to President Reagan from
                                                       1982 to 1985. Director of Document
                                                       Imaging Systems, Inc. and National
                                                       Wireless, Inc.

John A. Spears                   50        1999        President, Chief Executive Officer
                                                       and Director of Novavax, Inc. since
                                                       May, 1999. President and Chief
                                                       Executive Officer of Vion
                                                       Pharmaceuticals, Inc., a
                                                       biotechnology company, from August
                                                       1995 to May, 1999. President and
                                                       Chief Executive Officer of MelaRx
                                                       Pharmaceuticals, Inc., one of the
                                                       predecessor companies to Vion, from
                                                       1993 to 1995. Senior Vice President
                                                       of Immunex Corporation from 1989 to
                                                       1993. Prior to 1989, Mr. Spears held
                                                       management and research positions
                                                       with several large pharmaceutical
                                                       companies, including Bristol Myers,
                                                       Lederle and Ayerst Laboratories.


         There are no family relationships among any of the directors of Novavax.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors met 9 times and acted by unanimous written consent once during 1999. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

         The Board of Directors of Novavax has four standing committees: an Executive Committee, a Compensation and Stock Option Committee (the "Compensation Committee"), an Audit Committee and a Nominating Committee. The Executive Committee, whose members are Messrs. Walker (Chairman), Kelly, McManus and Dr. Lazarus, has the authority to exercise the powers of the Board of Directors between Board meetings. The Compensation Committee, whose members are Messrs. Evans (Chairman), Marsh and McManus, reviews and recommends salaries and other compensatory benefits for the principal officers of Novavax and grants stock options to key employees of Novavax and its subsidiaries. The Audit Committee, whose members are Messrs. McManus (Chairman) and Evans and Dr. Lazarus selects Novavax's independent auditors, reviews the audit of Novavax's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Nominating Committee, whose members are Dr. Lazarus (Chairman) and Mr. Kelly, reviews the qualifications and nominations of directors. Stockholders who wish to propose qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company's By-laws in writing to the attention of the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

         During 1999, the Audit Committee met three times, the Compensation Committee met twice and acted by unanimous consent twice. The Nominating Committee and the Executive Committee did not meet.

DIRECTOR COMPENSATION

         Each director not employed by Novavax, other than the Chairman and Vice Chairman of the Board, receives $1,000 for each non-telephonic meeting of the Board of Directors he attends and $100 for each telephonic meeting. The Chairman of the Board receives $2,000 for each non-telephonic meeting he attends and $200 for each telephonic meeting. The Vice Chairman of the Board receives $1,500 for each non-telephonic meeting he attends and $150 for each telephonic meeting. No other cash compensation is paid to the directors for their services to the Company as directors. During 1999, Mr. Kelly, Mr. Walker and Dr. O'Donnell received stock grants of 19,139 shares, 6,380 shares and 3,828 shares, respectively, for their services as Chief Executive Officer, Chairman of the Board and Vice Chairman of the Board, respectively. The stock was valued at $3.92 per share. For information relating to shares of the Company owned by each of the directors, see "Beneficial Ownership of Stock." For information concerning the compensation of directors who are also officers of the Company, see the Summary Compensation Table.

         Stock Option Plan. Directors of Novavax are eligible to participate in the Company's 1995 Stock Option Plan adopted by the Board of Directors and approved by the stockholders of Novavax on September 13, 1995 (the "Plan"). In addition, directors of Novavax who are not employees of Novavax or any subsidiary of Novavax were eligible to participate in the 1995 Director Stock Option Plan of Novavax (the "Director Plan") adopted by the Board of Directors and approved by the stockholders of Novavax on September 13, 1995. The Director Plan provided for the issuance of up to 500,000 shares of Novavax Common Stock upon the exercise of stock options granted under the Director Plan, all of which have been granted. Unless options are forfeited in the future, there will be no future grants made under the Director Plan. On December 31, 1999 Mr. Walker, Chairman of the Board of Directors, and Dr. O'Donnell, Vice Chairman of the Board of Directors, were granted options to purchase 10,000 and 5,000 shares of Novavax Common Stock, respectively, under the 1995 Stock Option Plan at an exercise price of $5.63 per share. Such options are exercisable in full beginning on the date which is six months after the date of grant and the option exercise price per share is equal to the fair market value of a share of Novavax Common Stock on the date the option is granted. On March 7, 2000, all directors of Novavax who were not employees of Novavax or any subsidiary of Novavax as of December 31, 1999 (other than Dr. O'Donnell) were granted options to purchase 10,000 shares of Novavax Common Stock under the Director Plan at an exercise price of $5.63 per share. On January 28, 2000, Dr. O'Donnell was granted an option to purchase 10,000 shares of Novavax Common Stock under the 1995 Stock Option Plan at an exercise price of $5.63 per share. All such options are exercisable in full beginning on the date which is six months after the date of grant and the option exercise price per share is equal to the fair market value of a share of Novavax Common Stock on December 31, 1999. The fair market value of a share of Novavax Common Stock on January 28, 2000 was $6.75 and the fair market value of a share of Novavax Common Stock on March 7, 2000 was $10.63. The term of each option granted under the Director Plan is ten years, provided that an option may be exercised only while the director continues to serve as a director of Novavax and for a period of three years after he or she ceases to be a director for any reason. Options are not transferable except by will or by the laws of descent and distribution. The Board of Directors supervises and administers the Director Plan. The 1995 Stock Option Plan is administered by the Compensation Committee under delegation by the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Evans, Marsh, McManus and Schiavone served on the Compensation Committee during all or part of 1999. No executive officer of the Company is, or during 1999 was, a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during 1999 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that Messrs. Walker and Harwood each filed a Form 5 several days late reporting the grant of options and/or stock to them by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In April, 1999, the Company entered into a Stock and Warrant Purchase Agreement with various accredited investors, including the Anaconda Opportunity Fund, L.P., for the private placement of 1,651,100 shares of its common stock and the issuance of warrants to those investors for the purchase of an additional 412,775 shares of common stock (the "Private Placement"). The common stock sold in the Private Placement was issued at $2.50 per share. Each share was sold together with a non-transferable warrant for the purchase of .25 additional shares exercisable at a price of $3.75 per share for a period of three years. On March 10, 2000, Anaconda Opportunity Fund, L.P. exercised its 1997 warrant for the purchase of 659,090 shares of Common Stock, acquired in connection with a private placement by the Company in February, 1997 (the "1997 Placement"). The exercise price was $5.46 per share, which resulted in total consideration to the Company of $3,600,000. The Company also issued 193,680 shares of its Common Stock to Anaconda Opportunity Fund, L.P. in a cashless exercise of an additional warrant (for the purchase of 659,090 shares of Common Stock at an exercise price of $7.28 per share) issued in connection with the 1997 Placement. Mitchell J. Kelly, a director of the Company and at the time of the Private Placement, an officer of the Company, is the sole general partner of Anaconda Capital, L.P., the general partner of the Anaconda Opportunity Fund L.P. By reason of his power to vote and control the shares beneficially owned by the Anaconda Opportunity Fund L.P. Mr. Kelly is deemed to share beneficial ownership of the 220,000 shares acquired by the Anaconda Opportunity Fund in the Private Placement and the additional 58,192 shares that the Anaconda Opportunity Fund L.P. may purchase upon exercise of the warrant it acquired in the Private Placement and the 852,770 shares acquired upon the excercise of warrants from the 1997 Placement.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

         The following table sets forth the cash and noncash compensation paid during each of the last three fiscal years to both persons who served as the Company's Chief Executive Officer during 1999 and the three other most highly compensated executive officers of the Company who received compensation in excess of $100,000 during fiscal 1999 for services provided to the Company (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                               ANNUAL COMPENSATION                AWARDS (1)
                                       -------------------------------------   -----------------     ALL OTHER
NAME AND                               SALARY       BONUS       OTHER ANNUAL   SECURITIES UNDER-   COMPENSATION (2)
PRINCIPAL POSITION             YEAR      ($)         ($)        COMPENSATION   LYING OPTIONS (#)          ($)
------------------             ----    ------       -----       ------------   -----------------   ----------------

John A. Spears (3)             1999      $156,250   $   ----    $ 50,000 (7)        400,000              7,190
  President and Chief          1998          ----       ----        ----              ----               ----
  Executive Officer            1997          ----       ----        ----              ----               ----

Mitchell J. Kelly (4)          1999         5,300       ----      75,000 (8)         30,000            $ ----
  Former Interim President     1998         7,000       ----        ----             10,000              ----
  and Chief Executive Officer  1997         7,000       ----        ----             30,000              ----

D. Craig Wright, M.D.          1999       170,000      38,626       ----             15,000             13,138
  President--Biologics Div.    1998       170,000       3,750       ----             60,000             12,680
  and Chief Scientific Officer 1997       153,750       ----        ----              ----              10,833

Richard J. Harwood (5)         1999       141,909       ----        ----             25,000             10,564
  Vice President--Pharmaceu-   1998       109,667       ----      15,000 (7)        100,000              6,257
  tical Product Development    1997          ----       ----        ----              ----               ----

Donald J. MacPhee (6)          1999        82,613      25,000       ----            100,000              7,664
  Vice President, Treasurer    1998          ----       ----        ----              ----               ----
  and Chief Financial Officer  1997          ----       ----        ----              ----               ----

-----------------------

(1) Novavax does not have a long-term compensation program that includes long-term incentive payouts, restricted stock awards, stock appreciation rights or other forms of long-term compensation.

(2) The amounts shown in this column represent premiums for medical insurance, long term disability insurance and group life insurance and Company contributions to its 401(k) plan. The Company contributions under a 401(k) plan made for Mr. Spears, Dr. Wright, Dr. Harwood and Mr. MacPhee during fiscal 1999 were $415, $2,317, $1,559 and $576, respectively. The insurance premiums paid for each of Mr. Spears, Dr. Wright, Dr. Harwood and Mr. MacPhee during fiscal 1999 were $6,775, $10,821, $9,005 and $7,089, respectively.

(3) Mr. Spears was elected President and Chief Executive Officer effective May, 1999.

(4) Mr. Kelly was elected Interim President and Chief Executive Officer effective September, 1998 and served until May, 1999.

(5)   Dr. Harwood resigned effective September 30, 1999.

(6) Mr. MacPhee was elected Interim Chief Financial Officer in February, 1999 and elected Vice President, Treasurer and Chief Financial Officer effective June, 1999.

(7) The amount shown represents reimbursement of moving costs for Mr. Spears in 1999 and Dr. Harwood in 1998. No amounts are shown in this column if the executive officer's perquisites are less than the lesser of $50,000 or 10% of his or her annual salary and bonus.

(8) The amount shown represents a grant of 19,139 shares of the Company's Common Stock, valued at $3.92 per share, that Mr. Kelly received for his services as Interim President and Chief Executive Officer of the Company during an eight month period.


STOCK OPTIONS

         The following tables summarize option grants and exercises during 1999 to or by the Named Executive Officers, and the value of the options held by such persons at the end of 1999. No SARs were granted or exercised during 1999. All options listed below were granted at an exercise price equal to the fair market value of the stock on the date of grant.

                                        OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                         --------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF      % OF TOTAL                                     ASSUMED ANNUAL RATES OF
                           SECURITIES       OPTIONS        EXERCISE                      STOCK PRICE APPRECIATION FOR
                           UNDERLYING     GRANTED  TO      OR  BASE                             OPTION TERM (2)
                           OPTIONS        EMPLOYEES        PRICE           EXPIRATION    -----------------------------
NAME                       GRANTED (#)     IN 1999(1)      ($/SHARE)       DATE                 5%            10%
----                       -----------    -----------      ---------       ---------          -----          -----

John A. Spears (3)          400,000           42.2%         $3.63             5/7/09         $911,897     $2,310,927
Mitchell J. Kelly (4)        30,000            3.2           3.63            8/17/09           68,392        173,319
D. Craig Wright, M.D.(3)     15,000            1.6           3.63             5/7/09           34,196         86,660
Richard Harwood (3)          25,000            2.6           3.63             5/7/09                0              0
Donald J. MacPhee (5)        25,000            2.6           3.63             5/7/09           56,994        144,433
Donald J. MacPhee (3)        75,000            7.9           5.38           11/16/09          253,523        642,477

   ----------------------------------

(1)   A total of 948,500 options were granted to officers and employees in 1999.

(2) Amounts represent hypothetical gains (net of exercise price) that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. Since the options granted to Dr. Harwood have lapsed upon his resignation, they cannot be exercised and therefore have no potential realizable value.

(3) These options are partially incentive stock options and partially nonstatutory options and were awarded under the 1995 Stock Option Plan. They vest in three equal increments on the first three anniversaries of the date of grant. Dr. Harwood's options have lapsed upon his resignation.

(4) The options granted to Mr. Kelly are nonstatutory options and were awarded under the 1995 Stock Option Plan. They vest in full six months after the date of grant.

(5) The options granted to Mr. MacPhee are incentive stock options and were awarded under the 1995 Stock Option Plan. These options were immediately vested.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                     SHARES                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                     ACQUIRED ON       VALUE        OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                     EXERCISE         REALIZED                  (#)                            ($)
NAME                     (#)          ($) ___       (EXERCISABLE/UNEXERCISABLE)    (EXERCISABLE/UNEXERCISABLE)
----                 ------------   ------------    --------------------------     ---------------------------

John A. Spears         -----             -----                    0 / 400,000       $          0 / $ 800,000
Mitchell J. Kelly      -----             -----               40,000 /  30,000             74,400 /    60,000
D. Craig Wright, M.D.  -----             -----              426,024 /  67,500          1,853,947 /   105,463
Richard Harwood        -----             -----                    0 /       0                  0 /         0
Donald J. MacPhee      -----             -----               25,000 /  75,000             50,000 /    18,750

---------------------------------

(1) Value based on the closing price of the Company's Common Stock on the American Stock Exchange at the end of fiscal 1999 ($5.63 per share) minus the exercise price.

EMPLOYMENT CONTRACTS

         The Company has entered into substantially similar employment agreements with Mr. Spears and Dr. Wright, pursuant to which each of these officers receives a base annual salary of $250,000 and $170,000, respectively, during the period of employment with the Company. Mr. Spears is also entitled to receive a performance bonus based on achieving goals established by the Board of Directors. In addition to any bonus awarded at the discretion of the Compensation Committee, Dr. Wright participates in a bonus program established for the Company's Biologics Division under which 5% of the annual revenues received by the Biologics Division, up to a maximum of $100,000, is available to be allocated as bonuses by Dr. Wright to himself and the other employees of the Biologics Division. Dr. Wright is also eligible to receive his pro rata portion of $5,000 for each patent application assigned to the Company on which he is a named inventor. Mr. Spears was reimbursed for relocation expenses in the amount of $50,000. Mr. Spears is employed for successive one-year periods which are automatically renewed unless advance notice of termination is given by either party 30 days in advance of such renewal. Dr. Wright is employed for a term ending June, 2002. Each executive officer has agreed to maintain the confidentiality of the Company's proprietary information and that all work product discovered or developed by him in the course of employment with the Company will belong to the Company. In addition, Dr. Wright has agreed not to compete with the Company for a period of two years following the termination of his employment and Mr. Spears has agreed not to compete with the Company for a period of one year following the termination of his employment. In the event the Company terminates either of the executive officers without cause, the Company has agreed to pay severance in an amount equal to one years' base salary in the case of Mr. Spears, and in the case of Dr. Wright, two years' base salary.

         Dr. Harwood, the Company's former Vice President--Pharmaceutical Product Development until September, 1999, was employed under a written agreement with the Company for a term ending March 4, 2000, unless earlier terminated. He received a base annual salary of $168,000 and was eligible to receive a performance bonus based on meeting goals established by the Board of Directors.

                      REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION POLICIES

         The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed of three non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to review and approval by the full Board of Directors.
The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

         The objectives of the Company's executive compensation program are to:
(i) support the achievement of the strategic goals and objectives of the Company; (ii) attract and retain key executives critical to the success of the Company; and (iii) align the executive officers' interests with the success of the Company. The Company's executive compensation program currently consists of three principal elements: base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

CASH COMPENSATION

         The Committee's policy is to set base salary levels for each of the Company's executive officers based on a review of compensation for competitive positions in the market, the executives' job skills and experience, and judgments as to past and future contributions of the executives to the Company's success. The corporations whose compensation practices have been studied are not limited to the peer group listed in the stock performance chart, but include the full range of companies with which the Company competes for executive talent. The annual cash incentive compensation is designed to tie annual awards to Company and individual executive performance. The Committee considers a number of factors in determining whether annual incentive awards should be paid, including the achievement by the Company of approved budgets, new product introductions and progress in the development of new products, and the achievement by the executives of their individual assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria.

STOCK-BASED COMPENSATION

         The Company seeks to provide its executives with opportunities for substantially higher compensation through stock option awards. The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests for the long-term enhancement of stockholder value. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level and (iii) past, current and prospective service rendered, or to be rendered, to the Company by the executive. The exercise price for the options granted to executives to date has been equal to 100% of the fair market value per share on the date of grant and the Committee intends to continue to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant. During 1999, the committee awarded options for a total of 948,500 shares to all employees, including options for 570,000 shares awarded to officers of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         John A. Spears was elected President and Chief Executive Officer of the Company effective May 7, 1999 replacing Mr. Kelly who served as Interim President and Chief Executive Officer from September, 1998 to May, 1999. Based on negotiations with Mr. Spears, the Board of Directors agreed to pay Mr. Spears an annual base salary of $250,000 in order to attract him to join the Company. The criteria used to establish Mr. Spears's salary included recognition of his responsibilities, Mr. Spears's experience and qualifications and a comparison of salaries of other officers in comparable companies. In conjunction with his hiring, the Board also granted Mr. Spears options to purchase 400,000 shares of the Company's Common Stock under the terms of the Company's 1995 Stock Option Plan. These options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant ($3.63) and vest in equal one-third increments on the first three anniversaries of the date of grant.

         Mitchell J. Kelly who served as Interim President and Chief Executive Officer for approximately eight months in 1998 and 1999 was compensated by the Company for his services as President and Chief Executive Officer with a stock award of 19,139 shares of the Company's Common Stock, which was valued at $75,000 based on the ten day trading average of the stock on the Company's principal stock exchange at the time the determination was made by the Compensation and Stock Option Committee. In addition, the Board also granted Mr. Kelly options to purchase 30,000 shares of the Company's Common Stock under the terms of the Company's 1995 Stock Option Plan. These options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant ($3.63) and vested in full on the six month anniversary of the date of grant. During his service as Chief Executive Officer, Mr. Kelly also received his customary director's fee for attending meeting of the Board of Directors.

TAX CONSIDERATIONS

         Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Chief Executive Officer or its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 1999, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not formulated a policy to address non-qualifying compensation.

                                        Compensation and Stock Option Committee

                                        Gary C. Evans, Chairman
                                        John O. Marsh, Jr.
                                        Michael A. McManus

COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total stockholder return on the Common Stock of the Company since the Company has been publicly held, with the cumulative total return on the AMEX Composite Index and of two peer groups over the same period (assuming the investment of $100 in the Company's Common Stock, the AMEX Composite Index and the peer groups on December 12, 1995, and reinvestment of all dividends). The Company's original peer group consisted of the Company, Penederm, Inc., Ribi Immunochem Research, Inc., Emisphere Technologies, Inc. and Advanced Polymer Systems, Inc. Penederm, Inc. was a peer group company through 1997. It was not included in the peer group for 1998 or 1999 because it was acquired by Mylan Laboratories. Ribi Immunochem Research, Inc. was a peer group company through 1998. It was not included in the peer group for 1999 because it was acquired by Corixa Corp. As a consequence of these acquisitions, the Company has created a new peer group consisting of the Company, Aquila Biopharmaceuticals, Inc., Cellegy Pharmaceuticals, Inc, Columbia Laboratories, Inc and Noven Pharmaceuticals, Inc.

------------------------------------------------------------------------------------------------------------------------
                                 12/12/95       12/31/95       12/31/96        12/31/97        12/31/98         12/31/99
------------------------------------------------------------------------------------------------------------------------
Novavax, Inc.                    $100.00        $ 78.95        $ 72.36         $105.26         $ 40.79          $118.42
------------------------------------------------------------------------------------------------------------------------
AMEX Composite Index             $100.00        $102.97        $108.91         $128.96         $127.21          $158.60
------------------------------------------------------------------------------------------------------------------------
New Peer Group                   $100.00        $118.66        $169.14         $154.61         $ 52.11          $140.71
------------------------------------------------------------------------------------------------------------------------
Old Peer Group                   $100.00        $107.57        $139.80         $138.16         $101.43          $192.70
------------------------------------------------------------------------------------------------------------------------

           PROPOSAL TWO -- AMENDMENT TO THE COMPANY'S CERTIFICATE OF
               INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

         On March 7, 2000, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation, providing for an increase from 30,000,000 to 50,000,000 in the number of authorized shares of Common Stock (the "Amendment"). On March 17, 2000 the Company had a total of 19,233,034 shares of Common Stock outstanding and 3,677,108 shares of Common Stock reserved for issuance upon exercise of stock options outstanding under its stock option plans and 1,689,155 shares of Common Stock reserved for issuance under outstanding warrants.

         If the Amendment is approved, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation, financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of Common Stock, other than in connection with stock splits and stock dividends, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Other than in connection with the Company's existing stock option plans (including the proposed amendment described in Proposal 3 below) and presently outstanding warrants to purchase Common Stock, the Company has no present intention or plans to issue any shares of Common Stock.

         The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required in order to adopt the proposed Amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the proposed Amendment. Votes "withheld" or abstaining from voting will have the same effect as a negative vote or "against" the proposed Amendment. If you do not attend the meeting in person or return our properly completed and signed card, you will effectively be voting against the amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                  PROPOSAL THREE -- AMENDMENT TO THE COMPANY'S
                               STOCK OPTION PLAN

         The Board of Directors has approved an amendment to the Company's 1995 Stock Option Plan (the "Plan") that would increase the maximum number of shares of Novavax Common Stock available to be awarded under the Plan by 1,600,000 shares from 4,400,000 shares to a total of 6,000,000 shares. Specifically, the amendment replaces the number "4,400,000" in Section 4 of the Plan with the number "6,000,000." This Amendment is subject to stockholder approval at the Meeting. The terms of the Plan and other related matters are described below.

         The Board of Directors and the Compensation Committee of the Board of Directors believe that it is important to have equity-based incentives available to attract and retain qualified employees. In particular, the Company has used stock options as an integral element of its overall compensation program for key employees. The Board of Directors believes that the proposed increase in shares available under the Plan is necessary to ensure that the Company can continue to offer competitive levels of stock-based compensation to new and existing employees. In addition, the Company's Director Stock Option Plan no longer has any shares reserved for grant to directors. The Company intends not to replace the Director Plan, but rather to grant periodic options to directors from the 1995 Stock Option Plan.

         General. The Plan was adopted by the Board of Directors and approved by the stockholders on September 13, 1995 and will terminate in 2005. The Plan was amended by resolution of the Board of Directors adopted on March 16, 1998 and approved by the stockholders of Novavax, Inc. on May 14, 1998 to increase the number of shares as to which options may be granted from 4,000,000 to 4,400,000. The Plan provides for the grant of options to directors, officers and employees of, and consultants or advisors to, Novavax and its subsidiaries and to certain option holders of IGI, Inc., Novavax's parent company until December 1995. Options granted under the Plan may be either incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options that do not meet the requirements for incentive stock option treatment ("nonstatutory stock options" or "NSOs"). Options for a total of 2,034,015 shares were granted under the Plan to option holders of IGI, Inc. in conjunction with IGI's spinoff of Novavax in December 1995 (the "Spinoff Options") as further described below and options for an additional 3,768,620 shares have been granted under the Plan to officers, employees and consultants of Novavax. A balance of 61,164 shares remains available to be awarded under the Plan, after giving effect to the forfeiture of 1,463,799 shares due to employee terminations. If the stockholders approve Proposal Three, the balance of shares available to be awarded under the Plan will increase to 1,661,124 shares.

         Administration. The Plan is administered by the Compensation Committee under delegation by the Board of Directors. The Compensation Committee has the authority to select the individuals to whom options are granted and to determine the terms of each option, including the number of shares covered by each option, the option exercise price, when the options become vested or exercisable, and whether the options will be ISOs or NSOs.

         Eligibility. All directors, employees and officers of, or consultants or advisors to, Novavax and its subsidiaries are eligible to receive options under the Plan, but only employees of Novavax and its subsidiaries are entitled to receive incentive stock options. The number of individuals receiving stock options will vary from year to year depending upon such factors as promotions and hirings. The Company currently has 35 employees.

         Exercise Price. The exercise price for an ISO cannot be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of ISOs granted to an employee who owns more than 10% of the Common Stock at the time of grant, the exercise price per share may not be less than 110% of such fair market value. There is no minimum exercise price for NSOs although the Compensation Committee has generally set the exercise price at the market value of the Common Stock on the date of grant. Options can be exercised by paying the exercise price in cash, in shares of Novavax Common Stock then held by the optionee, which have been held for at least six months, or by a combination of cash and Novavax Common Stock.

         Vesting and Termination. The vesting schedule of options granted under the Plan is at the discretion of the Compensation Committee. Except for the Spinoff Options, options granted under the Plan to officers and employees of Novavax have generally vested and become exercisable in three or four equal installments over a period of three to four years from the date of grant. Options granted to directors have generally vested and become exercisable in one installment six months from the date of grant. Options granted under the Plan must terminate no later than ten years from the date of grant and no ISO granted to a person who owns more than 10% of the Common Stock at the time of grant may be exercised more than five years following the date of grant. All options granted to date have been exercisable for a period of ten years from the grant date. If not terminated sooner by the original terms of the option grant or extended by action of the Compensation Committee, options granted to employees terminate three months after termination of employment for any reason except that in the case of termination due to death or disability options terminate one year from the date of death or termination due to disability.

         Change in Control. Unless otherwise provided in the underlying option agreement, in the event of a consolidation, merger, combination or reorganization or sale of all or substantially all the assets of the Company, or in the event of a dissolution of the Company, the Board of Directors of the Company or any corporation assuming the Company's obligations, shall take one of the following actions with respect to then outstanding options: (i) provide that such options be assumed or equivalent options be substituted by the acquiring or succeeding corporation subject to Section 424 (a) of the Code, (ii) provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of notice to the optionee, (iii) in the event of a consolidation, merger, combination or reorganization under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the differences between (a) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (b) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event. The majority of the options granted under the Plan have provided for full acceleration of vesting in the event of a consolidation, merger, combination or reorganization or sale of all or substantially all the assets of the Company.

         Transferability. Options may not be transferred voluntarily or involuntarily except pursuant to the laws of descent and distribution, except that NSOs may be transferred pursuant to a qualified domestic relations order (as defined in SEC Rule 16b-3), and options may be exercised during the optionee's lifetime only by the optionee.

         Spinoff Options. The Plan authorized the grant of options under the Plan to all persons who held options to purchase IGI Common Stock as of the date of IGI's distribution of its Novavax stock to IGI's stockholders which occurred on December 12, 1995. These holders included both employees of IGI who transferred their employment to Novavax and employees of IGI who remained with IGI. These Spinoff Options were granted on substantially similar terms to the corresponding options to purchase IGI Common Stock held by such holders, including the rate at which the options vest and the expiration date of such options, with two exceptions. First, the number of shares of Novavax Common Stock underlying the Spinoff Options, as compared to their IGI counterparts, reflect the distribution of one share of Novavax Common Stock for each share of IGI Common Stock. Second, the exercise prices of the Spinoff Options were determined by multiplying the exercise price of the related IGI option by a fraction, the numerator of which was the product of Novavax's outstanding shares multiplied by the fair market value of Novavax Common Stock (the weighted average of the closing price per share of Novavax Common Stock on the American Stock Exchange for the 20 trading days immediately following the Distribution) ("Novavax Market Capitalization"), and the denominator of which was the sum of (a) the product of IGI's shares outstanding multiplied by the fair market value of IGI Common Stock (the weighted average of the closing price per share of IGI Common Stock on the American Stock Exchange for the 20 trading days immediately following the Spinoff) ("IGI Market Capitalization") and (b) the Novavax Market Capitalization. The Novavax Market Capitalization amount was $36,708,251, and the IGI Market Capitalization amount was $67,484,817. As an illustration, if an individual held an option to purchase 100 shares of IGI Common Stock at an exercise price of $10.00 per share, then such holder received a Spinoff Option to purchase 100 shares of Novavax Common Stock at an exercise price of $3.52 per share (i.e., $10.00 times $36,708,251 divided by $104,193,068 equals $3.52).

         Federal Income Tax Consequences to the Optionee. In general, taxable income is recognized with respect to an ISO only upon the sale of Common Stock acquired through the exercise of the ISO ("ISO Stock") and not in connection with its grant or exercise. However, the exercise of an ISO may subject the optionholder to the alternative minimum tax. The tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. Any capital gain realized by the optionee from the sale of ISO Stock will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale. If a participant sells ISO stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year to the date of sale.

         As with ISOs, the grant of NSOs does not result in the recognition of taxable income. However, the exercise of an NSO results in the recognition of ordinary income to the optionee in the amount by which the fair market value of the Common Stock acquired through the exercise of the NSO ("NSO Stock") on the Exercise Date exceeds the exercise price. Because of this tax consequence, NSOs are typically exercised simultaneously with the sale of the NSO Stock. If the NSO stock is not sold upon exercise, the optionee acquires a tax basis in the NSO Stock equal to the effective fair market value of the stock on the day of exercise (i.e., the exercise price plus any income recognized upon the exercise of the option). The sale of NSO Stock generally will result in the recognition of capital gain or loss in an equal amount to the excess of the sale price of the NSO Stock over the optionee's tax basis in the NSO Stock. This capital gain or loss will be a long-tern gain or loss if the optionee has held the NSO Stock for more than one year prior to the date of the sale and any such capital gain may be eligible for the lowest capital gains rate if held for more than 18 months.

         Federal Income Tax Consequences to the Company. The grant and exercise of ISOs and NSOs has no direct tax consequences to the Company. The Company generally will be entitled to a business-expense deduction with respect to any ordinary income recognized by an optionee, including income that results from the exercise of an NSO or a Disqualifying Disposition of an ISO. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The

Company has a statutory obligation to withhold appropriate income taxes from the ordinary income that is realized from the exercise of NSOs. The Plan provides that an optionee must pay the necessary withholding taxes to the Company at the time of exercise.

PLAN BENEFITS TABLE

         The following table sets forth, for certain executive officers and groups, the cumulative option awards that have been granted under the Plan or the Director Plan through March 17, 2000. Future option grants, if any, that will be made to eligible participants in the Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. Each award was made at an exercise price equal to the market value of the Company's common stock on the day of grant. The value of each such award depends on the market value of the Company's common stock on the day of exercise and therefore cannot be determined or estimated at this time. The market value of the Company's Common Stock on March 17, 2000 was $9.38 per share.

NAMED EXECUTIVE OFFICERS AND                                                     TOTAL NUMBER OF SHARES GRANTED
OFFICERS, DIRECTORS AND EMPLOYEE GROUPS                                          UNDER PLAN AS OF MARCH 17, 2000 (1)
---------------------------------------                                          -----------------------------------
John A. Spears..................................................................................  400,000
Mitchell J. Kelly ..............................................................................   70,000
D. Craig Wright, M.D............................................................................  493,524
Richard J. Harwood..............................................................................  125,000
Donald J. MacPhee ..............................................................................  100,000
Current Executive Officers as a Group...........................................................  993,524
Current Non-Executive Directors as a Group......................................................  766,000
Employees as a Group (other than current executive officers)....................................2,509,096

----------------

(1) Excludes an aggregate of 2,034,015 options granted under the Plan as Spinoff Options (as described above) to persons holding options to purchase shares of IGI, Inc. in 1995 at the time the Company was spun off from IGI, Inc., then its parent company.

         Approval of this amendment to the Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have not effect on the approval of Proposal Three.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE PLAN.

         PROPOSAL FOUR -- RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000, subject to ratification by stockholders at the Meeting. PricewaterhouseCoopers LLP and one of its predecessors, Coopers and Lybrand, L.L.P., has acted in such capacity since its initial appointment by the Board of Directors for fiscal year 1995. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires. In addition to examining and reporting upon the Company's financial statements, PricewaterhouseCoopers LLP also reviews the Company's filings with the SEC and provides consultations on financial statement implications of matters under consideration by the Company.

         The affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of Proposal Four.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2000.

                             ADDITIONAL INFORMATION

TRANSACTION OF OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

SOLICITATIONS

         The Company will bear the cost of soliciting Proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Any proposal that a stockholder intends to present at the 2001 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 8320 Guilford Road, Columbia, MD 21046, no later than December 1, 2000 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

         THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                             By Order of the Board of Directors

                                             David A. White, Secretary

March 31, 2000

PROXY                             NOVAVAX, INC.                           PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 9, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

            The undersigned stockholder of Novavax, Inc. hereby appoints John A. Spears, Donald J. MacPhee and David A. White and each of them, attorneys, agents and proxies, with the power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Novavax, Inc., to be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W. Washington, D.C. on May 9, 2000 at 10:00 a.m., and any adjournments thereof.

            The shares represented by this proxy will be voted as directed by the undersigned. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY FOR CLASS II DIRECTOR, (2) THE AMENDMENT TO THE NOVAVAX CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ($.01 PAR VALUE) BY 20,000,000 FROM 30,000,000 TO 50,000,000, (3) THE AMENDMENT TO THE 1995 NOVAVAX,
INC. STOCK OPTION PLAN INCREASING THE AUTHORIZED SHARES BY 1,600,000 TO 6,000,000, (4) THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS FOR FISCAL YEAR 2000, AND (5) IN THE DISCRETION OF THE PROXYHOLDER, ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

            Please date and sign this Proxy and return it promptly, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend. If you plan to attend, please mark the box on the reverse side. Please sign exactly as your name is printed on the reverse side. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If stock is held in joint names, all named stockholders should sign.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

--------------------------------------          ------------------------------------

--------------------------------------          ------------------------------------

--------------------------------------          ------------------------------------

            --------------------
               NOVAVAX, INC.
            --------------------

Please mark votes as in this example  [ X ]

RECORD DATE SHARES:

            1. To elect the following nominees as Class II Directors to serve on the Board of Directors for a three year term expiring at the Annual Meeting of Stockholders in 2003.

            J. Michael Lazarus, M.D.            FOR                       [   ]
                                                WITHHOLD AUTHORITY        [   ]

            John O. Marsh, Jr.                  FOR                       [   ]
                                                WITHHOLD AUTHORITY        [   ]

            Gary C. Evans                       FOR                       [   ]
                                                WITHHOLD AUTHORITY        [   ]


            2. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock ($.01 par value) by 20,000,000 from 30,000,000 to 50,000,000.

                 FOR [   ]           AGAINST [   ]           ABSTAIN [   ]

            3. To approve an amendment to the 1995 Novavax, Inc. Stock Option Plan increasing the number of shares of Common Stock authorized for issuance thereunder by 1,600,000 shares from 4,400,000 shares to 6,000,000 shares.

                 FOR [   ]           AGAINST [   ]           ABSTAIN [   ]

            4. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year ending December 31, 2000.

                 FOR [   ]           AGAINST [   ]           ABSTAIN [   ]

            5. And to vote and act upon any other matters which may properly come before the meeting or any adjournment thereof.


Mark box at right if you plan to attend the meeting                     [   ]

Mark box at right if an address change or comment has
been noted on the reverse side of this card                             [   ]

Please be sure to sign and date this Proxy.


-------------------------------------------------------------------------------
Stockholder sign here              Co-Owner sign here            Date